CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference therein of our report dated October 16, 2005 with respect to the financial statements of American Pallet Leasing, Inc. included in its Annual Report (Form 10-KSB) from inception through June 30, 2005, filed with the Securities and Exchange Commission.


                      /s/ Langley, Williams & Co., L. L. C.

Lake Charles, Louisiana
October 17, 2005